UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Cooperation Agreement with BLR Partners LP

On March 19, 2019, Flotek Industries, Inc. (the “Company”) entered into a cooperation agreement (the “Agreement”) with BLR Partners LP and certain of its affiliates named therein (collectively, “BLR Partners”), which has a combined economic and beneficial ownership interest in approximately 2.8% of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”). The following is a summary of the material terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Agreement, the Company agreed to, among other things, (i) effective immediately, increase the size of the Company’s Board of Directors (the “Board”) from seven to eight directors and appoint Paul W. Hobby to the Board, the Company’s Strategic Capital Committee and the Company’s Corporate Governance and Nominating Committee, and (ii) effective as of the 2019 annual meeting of stockholders (the “2019 Annual Meeting”), separate the roles of Chairman of the Board and Chief Executive Officer of the Company and elect David Nierenberg as non-executive Chairman of the Board. Additionally, prior to the regularly scheduled Board meeting in October 2019, the Company agreed that the Board shall determine and procure the resignation of one director from the Board (provided, such director shall not be Mr. Hobby or Mr. Nierenberg) and upon such resignation decrease the size of the Board from eight directors to seven directors.

Pursuant to the Agreement, if Mr. Hobby is unable or unwilling to serve as a director, resigns as a director or is removed as a director during the Standstill Period (as defined below), and if at such time BLR Partners has combined beneficial and economic ownership of at least the lesser of (i) 2.0% of the Company’s then outstanding Common Stock and (ii) 1,147,000 shares of Common Stock (subject to customary anti-dilution provisions) (such lesser amount, the “Minimum Ownership Threshold”), BLR Partners may recommend a substitute director who must meet certain criteria specified in the Agreement.

With respect to the 2019 Annual Meeting, BLR Partners agreed to, among other things, vote in favor of (i) each of the Company’s director nominees, (ii) the Company’s recommendation with respect to certain “say-on-pay” proposals and (iii) the Company’s recommendations with respect to any other proposals presented to stockholders (provided, (i) that if Institutional Shareholder Services Inc. or Glass, Lewis & Co., LLC recommends otherwise with respect to any such other proposal, BLR Partners is permitted to vote in accordance with their recommendation, and (ii) BLR Partners shall be permitted to vote in its sole discretion with respect to extraordinary transactions requiring a vote of stockholders). BLR Partners also agreed not to (i) submit director nominations or proposals at the 2019 Annual Meeting, (ii) submit any proposal for consideration at, or bring any other business before, the 2019 Annual Meeting or (iii) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to the 2019 Annual Meeting.

BLR Partners also agreed to certain customary standstill provisions, effective as of the date of the Agreement through the earlier of (x) 30 calendar days prior to the deadline for the submission of stockholder nominations for the Company’s 2020 annual meeting of stockholders and (y) 120 days prior to the first anniversary of the 2019 Annual Meeting (the “Standstill Period”), prohibiting it from, among other things: (i) soliciting proxies regarding any matter to come before any annual or special meeting of stockholders of the Company, including the election of directors, (ii) entering into a voting agreement or “group” with other stockholders of the Company, other than affiliates of BLR Partners, (iii) encouraging any person to submit nominees in furtherance of a contested solicitation for the election or removal of directors or (iv) submitting any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders.

The Company and BLR Partners also made certain customary representations and agreed to mutual non-disparagement provisions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the terms of the Agreement included under Item 1.01 above is incorporated by reference into this Item 5.02.

Mr. Hobby is a founder and a Managing Partner of Genesis Park LP., a regional private equity firm that has expertise in communications, energy technologies and other technology sectors. Mr. Hobby has served on the board of a number of public companies including: NRG, Eagle Global Logistics, Stewart Title, Coastal Banc, Amegy Bank of Texas and Aronex Pharmaceuticals. He is former Chairman of the Houston Branch of the Federal Reserve Bank of Dallas, the Greater Houston Partnership, the Texas Ethics Commission, the Texas General Services Commission, and the Texas Business Hall of Fame. He has also held a number of other community leadership positions over time. Mr. Hobby is a graduate of the University of Virginia, where he has been honored for service to the University, and the University of Texas School of Law, where he has served as an adjunct faculty member and been honored as an Outstanding Young Alumnus. He has been a guest lecturer at the Rice University Jones School, the University of Houston, Texas State University and the Stanford University Graduate School of Business.

Except as set forth in the Agreement, there are no arrangements or understandings between Mr. Hobby and any other persons pursuant to which Mr. Hobby was selected as a director. Mr. Hobby has not been involved in any related transactions or relationships with the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Hobby’s appointment to the Board, he will be compensated in accordance with the Company’s customary compensation practices for non-employee directors as previously disclosed in the Company’s Definitive Proxy Statement as filed with the Securities and Exchange Commission on March 30, 2018, including a grant of shares of restricted common stock of the Company.

Item 7.01. Regulation FD Disclosure.

On March 20, 2019, the Company issued a press release announcing the execution of the Agreement described in Item 1.01. The March 20, 2019 press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company’s under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit

10.1	Cooperation Agreement, dated as of March 19, 2019, among Flotek Industries, Inc. and BLR Partners LP and its affiliates.

99.1	Press Release dated March 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flotek Industries, Inc.

Date: March 20, 2019	By:	/s/ Elizabeth T. Wilkinson
		Name:	Elizabeth T. Wilkinson
		Title:	Chief Financial Officer